UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2006, Curis, Inc. (the “Company”) and Joseph M. Davie, Ph.D., M.D., a member of the Company’s Board of Directors (the “Board”), entered into a Consulting Agreement (the “Agreement”). The Agreement was subject to approval by the Board, which approval was granted on August 23, 2006. The Agreement has an effective date of June 19, 2006, the date on which Dr. Davie commenced the performance of consulting services for the Company. The term of the Agreement is one year from the effective date. Either party may terminate the Agreement by providing thirty days’ written notice to the other party.

Under the Agreement, Dr. Davie agreed to provide consulting services to the Company in the areas of corporate strategy, business development, drug development and scientific leadership, at such times and places as the Company may from time to time request. In consideration for the services rendered by Dr. Davie to the Company, the Company agreed to pay Dr. Davie compensation in the amount of $4,000 per day for each day of consulting work, or $500 per hour for portions thereof, not to exceed an aggregate of $40,000 for the term of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: August 29, 2006	By:	/s/ Michael P. Gray
Michael P. Gray Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated as of June 19, 2006, between Curis, Inc. and Joseph M. Davie, Ph.D., M.D.